EXHIBIT C TO INVESTMENT AGREEMENT

	FORM OF PROXY


		The undersigned, for consideration received, hereby appoints Arthur W. Broslat and Roland F. Breault and each of them as proxies (the "Proxy Holders"), with power of substitution and resubstitution, to vote all shares of Common Stock, par value $.01 per share, of Standard Brands Paint Company, a Delaware corporation ("Company"), owned by the undersigned (i) at the special meeting (the "Special Meeting") of Stockholders of Company to be held to act on the Proposals and the Transactions and at any adjournment thereof, and (ii) at any other meeting of Stockholders of Company or consent in lieu of meeting held or effected prior to completion of the Special Meeting, FOR approval and adoption of the Proposals and the Transactions, as described and defined in the Investment Agreement, dated as of February 15, 1995 (the "Investment Agreement"), by and among Company, the undersigned and the other parties thereto, and AGAINST any action or agreement that would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions or any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets or securities of Company or its Subsidiaries that would be inconsistent with the Transactions, and AS TO ANY MATTER related to the election or removal of directors, in the discretion of the Proxy Holders.
This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Investment Agreement terminates or is terminated in accordance with its terms or the Closing occurs thereunder. Terms used herein but not otherwise defined have their respective meanings set forth in Section 1.1 of the Investment Agreement.


						Dated February 15, 1995


						__________________________________
								  (Signature)